Exhibit 10.1

2019 Form of Restricted Stock Units Award Agreement for Section 16 Officers

ON SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED STOCK INCENTIVE PLAN

RESTRICTED STOCK UNITS AWARD AGREEMENT

ON Semiconductor Corporation, a Delaware Corporation, (the “Company”) hereby grants to __________________ (the “Grantee”), a Participant in the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan, as amended from time-to-time (the “Plan”), a Restricted Stock Units Award (the “Award”) for units (“Units”) representing shares of the common stock of the Company (“Stock”). This agreement to grant Stock Units (this “Grant Agreement”) is made effective as of March 4, 2019 (the “Grant Date”).

RECITALS

A.    The Board of Directors of the Company (the “Board”) has adopted the Plan as an incentive to retain employees, officers, and non-employee Directors of, and Consultants to, the Company and to enhance the ability of the Company to attract, retain, and motivate individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

B.    Under the Plan, the Board has delegated its authority to administer the Plan to the Compensation Committee of the Board (the “Committee”).

C.    The Committee has approved the granting of Units to the Grantee pursuant to the Plan to provide an incentive to the Grantee to focus on the long-term growth of the Company, to protect the Company’s goodwill with its employees, to protect the Company’s goodwill with its customers, and to protect the confidential information of the Company.

D.    To the extent not specifically defined herein or in the Grantee’s employment agreement or comparable agreement, as amended from time to time (the “Employment Agreement”), all capitalized terms used in this Grant Agreement shall have the meaning set forth in the Plan unless a contrary meaning is set forth in the Employment Agreement.

In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee agree as follows:

1.    Grant of Units. The Company hereby grants to the Grantee a Restricted Stock Units Award for _____ Units, representing the right to receive the same number of shares of Stock, subject to the terms and conditions in this Grant Agreement. This Award is granted pursuant to the Plan and its terms are incorporated by reference.

2.    Vesting of Units. Subject to the provisions of the Plan and Section 3, below, the Units will vest in accordance with the schedule below:

2.1    ____ Units will vest on March 4, 2020;

2.2    An additional ____ Units will vest on March 4, 2021; and

2.3    The final ____ Units will vest on March 4, 2022.

3.    Termination of Employment or Services.

3.1    General. Subject to the provisions of Section 3.2 and Section 3.3, below, if the Grantee terminates employment with the Company for any reason (including upon a termination for Cause), or otherwise ceases to perform services for the Company, any Units that are not vested under the schedule in Section 2, above, will be canceled and forfeited as of the date of the Grantee’s termination of employment or service.

3.2    Retirement. If: (i) the Grantee is Retirement Eligible (as defined below) as of the Grant Date; and (ii) actually Retires after the six month anniversary of the Grant Date, the Grantee shall continue to vest in the Units, as set forth in Section 2, above, as if the Grantee’s termination of employment had not occurred. For purposes of this Grant Agreement: (A) “Retirement Eligible” means attainment of age 55, with 10 or more years of service with the Company, or attainment of age 65; and (B) “Retires,” “Retire,” or “Retirement” means the voluntary termination of employment by the Grantee if the Grantee is Retirement Eligible; provided, that, the Grantee delivers a Notice of Termination (as defined in the Employment Agreement) to the Company at least three months prior to his or her last day of employment.

3.3    Change in Control. In the event the Company terminates the Grantee’s employment without Cause (including a deemed termination for Good Reason, if applicable for the Grantee, as defined in the Employment Agreement) within two (2) years following a Change in Control, then the unvested portion of the Units shall become immediately vested as of the date of the Grantee’s termination of employment. If a Change in Control occurs following the date on which the Grantee Retires, then the unvested portion of the Units shall become immediately vested as of the date of the Change in Control.

4.    Time and Form of Payment. Subject to the provisions of this Grant Agreement and the Plan, as the number of Units vest under Section 2 or under Section 3, above, as the case may be, the Company will deliver to the Grantee the same number of whole shares of Stock, rounded up or down. Subject to Section 20, below, the Company must deliver the vested shares (if any) within 15 days of the applicable vesting date.

5.    Nontransferability. The Units granted by this Grant Agreement shall not be transferable by the Grantee or any other person claiming through the Grantee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as otherwise provided under Article 13 of the Plan.

6.    Adjustments. In the event of a stock dividend or in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such remaining share of Stock then subject to this Grant Agreement the number and class of shares of stock into which each outstanding share of Stock shall be so exchanged, all as set forth in Section 5.3 of the Plan.

7.    Delivery of Shares. No shares of Stock shall be delivered under this Grant Agreement until: (i) the Units vest in accordance with the schedule set forth in Section 2 or pursuant to Section 3, above, as the case may be; (ii) approval of any governmental authority required in connection with the Grant Agreement, or the issuance of shares thereunder, has been received by the Company; (iii) if required by the Committee, the Grantee has delivered to the Company documentation (in form and content acceptable to the Company in its sole and absolute discretion) to assist the Company in concluding that the issuance to the Grantee of any share of Stock under this Grant Agreement would not violate the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable federal, state or local securities or other laws or regulations; (iv) the Grantee has complied with Section 13, below, in order for the proper provision for required tax withholdings to be made; and (v) the Grantee has executed and returned this Grant Agreement to the Company (which, in the case of a Grant Agreement provided to the Grantee in electronic format, requires that the Grantee click the “ACCEPT” button). This Grant Agreement must be executed by the Grantee no later than the date 11 months from the Grant Date, which is through and including the normal close of business of the Company for its headquarters location in Phoenix, Arizona on February 4, 2020.

8.    Securities Act. The Company shall not be required to deliver any shares of Stock pursuant to the vesting of Units if, in the opinion of counsel for the Company, such issuance would violate the Securities Act or any other applicable federal, state or local securities laws or regulations.

9.    Voting and Other Stockholder Related Rights. The Grantee will have no voting rights or any other rights as a stockholder of the Company (e.g., no rights to cash dividends) with respect to unvested Units until the Units become vested and the Company issues shares of Stock to the Grantee.

10.    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Grant Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Grantee by the Company or an Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the current address on file with the Company or at such other address as such party may designate in writing from time-to-time to the other party.

10.1    Description of Electronic Delivery. The Plan documents – which may include but do not necessarily include the Plan, a grant notice, this Grant Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders – may be delivered to the Grantee electronically. In addition, the Grantee may deliver electronically any grant notice and this Grant Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time-to-time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

10.2    Consent to Electronic Delivery. The Grantee acknowledges that the Grantee has read Section 10.1, above, and consents to the electronic delivery of the Plan documents and any grant notice, as described in Section 10.1. The Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing.

11.    Administration. This Grant Agreement is subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms and provisions of the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Committee with respect to the Plan and this Grant Agreement shall be final and binding upon the Grantee and the Company. In the event of any conflict between the terms and conditions of this Grant Agreement and the Plan, the provisions of the Plan shall control.

12.    Continuation of Employment or Services. This Grant Agreement shall not be construed to confer upon the Grantee any right to continue employment with, or to provide services to, the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate the employment or services of the Grantee at any time.

13.    Responsibility for Taxes and Withholdings. The Grantee acknowledges that, regardless of any action the Company or the Grantee’s actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (the “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including the grant of the Units, the vesting of Units, the conversion of the Units into shares or the receipt of an equivalent cash payment, the subsequent sale of any shares acquired at vesting and the receipt of any dividends and/or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Grantee shall pay, or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, pursuant to Article 17 of the Plan, if permissible under local law and subject to any restrictions provided by the Committee prior to the vesting of the shares, the Grantee authorizes the Company or the Employer, or their respective agents, to withhold all applicable Tax-Related Items in shares of Stock to be issued upon vesting/settlement of the Units. Alternatively, or in addition, subject to any restrictions provided by the Committee prior to the vesting of the shares, the Grantee authorizes the Company and/or the Employer, or their respective agents, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Grantee’s wages or other cash compensation paid to the

Grantee by the Company and/or the Employer; (ii) withholding from proceeds of the sale of shares of Stock acquired upon vesting/settlement of the Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization); or (iii) personal check or other cash equivalent acceptable to the Company.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or such greater amounts not to exceed the maximum statutory rate necessary, in the applicable jurisdiction, to satisfy federal, state, and local withholding tax requirements (but only if withholding at a rate greater than the minimum statutory rate will not result in adverse financial accounting consequences). In the event that the Company withholds an amount for Tax-Related Items that exceeds the maximum withholding amount under applicable law, the Grantee shall receive a refund of such over-withheld amount in cash and shall have no entitlement to an equivalent amount in Stock. If the obligation for Tax-Related Items is satisfied by withholding a number of shares of Stock as described herein, for tax purposes, the Grantee shall be deemed to have been issued the full number of shares of Stock subject to the Award, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of the Grantee’s participation in the Plan.

Finally, the Grantee shall pay to the Company or to the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver shares or the proceeds of the sale of shares of Stock if the Grantee fails to comply with his or her obligation in connection with the Tax-Related Items.

14.    Amendments. Unless otherwise provided in the Plan or this Grant Agreement, this Grant Agreement may be amended only by a written agreement executed by the Company and the Grantee.

15.    Integrated Agreement. Any grant notice, this Grant Agreement and the Plan shall constitute the entire understanding and agreement of the Grantee and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Grantee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of any grant notice and this Grant Agreement shall survive any settlement of the Award and shall remain in full force and effect.

16.    Severability. If one or more of the provisions of this Grant Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Grant Agreement to be construed so as to foster the intent of this Grant Agreement and the Plan.

17.    Counterparts. Any grant notice and this Grant Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.    Governing Law and Venue. This Grant Agreement shall be interpreted and administered under the laws of the State of Delaware. For purposes of litigating any dispute that arises under this grant or this Grant Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Arizona, agree that such litigation shall be conducted in the courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona, where this grant is made and/or to be performed.

19.    Other. The Grantee represents that the Grantee has read and is familiar with the provisions of the Plan and this Grant Agreement, and hereby accepts the Award subject to all of their terms and conditions.

20.    Section 409A Compliance. Section 409A of the Code imposes an additional 20% tax, plus interest, on payments from “non-qualified deferred compensation plans.” Certain payments under this Grant Agreement could be considered to be payments under a “non-qualified deferred compensation plan.” The additional 20% tax and interest do not apply if the payment qualifies for an exception to the requirements of Section 409A or complies with the requirements of Section 409A. The Company believes, but does not and cannot warrant or guaranty, that the payments due pursuant to this Grant Agreement comply with, or are exempt from, the requirements of Section 409A. Notwithstanding anything to the contrary in this Grant Agreement, if the Company determines that no exception to Section 409A applies to the payments due pursuant to this Grant Agreement, to the extent any payments are due on the Grantee’s termination of employment, the term “termination of employment” shall mean “separation from service” as defined in Treasury Regulation Section 1.409A-1(h) and, to the extent any payments are due on a Change in Control, the term Change in Control shall mean a “change in control event” as defined in Section 409A of the Code. In addition, if the Grantee is a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)) and any payments due pursuant to this Grant Agreement are payable on the Grantee’s “separation from service,” then such payments shall be paid on the first business day following the expiration of the six month period following the Grantee’s “separation from service.” This Grant Agreement shall be operated in compliance with Section 409A or an exception thereto and each provision of this Grant Agreement shall be interpreted, to the extent possible, to comply with Section 409A or to qualify for an applicable exception. The Grantee remains solely responsible for any adverse tax consequences imposed upon the Grantee by Section 409A.

21.    Confidentiality; Reaffirmation of Restrictive Covenants; Violation.

21.1    Confidentiality of Agreement. The Grantee acknowledges and agrees that the terms of this Grant Agreement are considered proprietary information of the Company. The Grantee hereby agrees that Grantee shall maintain the confidentiality of these matters to the fullest extent permitted by law and shall not disclose them to any third party.

21.2    Exceptions. There are limited exceptions to the above confidentiality requirement if the Grantee is providing information to government agencies, including but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration (or its state equivalent), and the Securities and Exchange Commission. This Grant Agreement does not limit the Grantee’s ability to communicate with any government agencies regarding matters within their jurisdiction or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice, to the government agencies. Nothing in this Grant Agreement shall prevent the Grantee from disclosing confidential information or trade secrets that: (i) is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In the event that the Grantee files a lawsuit alleging retaliation by the Company for reporting a suspected violation of law, the Grantee may disclose confidential information or trade secrets related to the suspected violation of law or alleged retaliation to the Grantee’s attorney and use the confidential information or trade secrets in the court proceeding if the Grantee or the Grantee’s attorney: (i) files any document containing confidential information or trade secrets under seal; and (ii) does not disclose the confidential information or trade secrets, except pursuant to court order. The Company provides this notice in compliance with, among others, the Defend Trade Secrets Act of 2016.

21.3    Reaffirmation of Restrictive Covenants. By accepting this Award, the Grantee reaffirms his or her obligation to comply with the confidentiality, non-competition, non-solicitation, non-disclosure, confidential information, and similar restrictive covenant provisions set forth in the Employment Agreement or any other agreement to which the Grantee and the Company or any Affiliate are parties.

21.4    Violation. If the Grantee violates the confidentiality provisions of this Section 21, or the restrictive covenant provisions contained in the Employment Agreement or any other agreement to which the Grantee and the Company or any Affiliate are parties (e.g., non-competition provisions, non-solicitation provisions, non-disclosure provisions, confidential information provisions, etc.), the Company, without waiving any other remedy available, may revoke this Award without further obligation or liability, and the Grantee may be subject to disciplinary action, up to and including the Company’s termination of the Grantee’s employment.

22.    Appendix. Notwithstanding any provisions in this Grant Agreement, the grant of the Units shall be subject to any special terms and conditions set forth in any appendix (or any appendices) to this Grant Agreement for the Grantee’s country (the “Appendix”). Moreover, if the Grantee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Grant Agreement.

23.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Further, the Award and profits under this Grant Agreement are subject to the Company’s compensation recovery policy or policies (and related Company practices) as such may be in effect from time-to-time, whether or not such policies were adopted in response to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and similar or related laws, rules and regulations. In addition to the Company’s compensation recovery policy or policies, and notwithstanding anything in the Plan or any Employment Agreement to the contrary, the Company may require the Grantee to forfeit all or a portion of any unvested Units and any shares of Stock delivered pursuant to this Grant Agreement if: (i) the Grantee’s employment is terminated for Cause; or (ii) the Committee, in its sole and absolute discretion, determines that the Grantee engaged in serious misconduct that results or might reasonably be expected to result in financial or reputational harm to the Company. The Grantee agrees to fully cooperate with the Company in assuring compliance with the provisions of this Section 23 and such compensation recovery policies and the provisions of applicable law, including, but not limited to, promptly returning any compensation subject to recovery by the Company pursuant to the provisions of this Section 23, such policies and applicable law.

IN WITNESS WHEREOF, the Company has caused this Grant Agreement to be signed by its duly authorized representative and the Grantee has signed this Grant Agreement as of the date first written above.

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ON SEMICONDUCTOR CORPORATION

By:
Tobin Cookman
Senior Vice President, Human Resources and
Assistant Compliance and Ethics Officer

GRANTEE

By:

Name:

Title:

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